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                                                                 EXHIBIT 10.27.2

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

          This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this 19th day of August, 2004, by and between EPOCH BIOSCIENCES, INC., a Delaware corporation (the "Employer"), and Merl Hoekstra, an individual (the "Employee").

                                    RECITALS:

          A. Employee and Employer are parties to that certain Employment Agreement dated as of March 8, 2001, as amended on February 11, 2002 (the "Employment Agreement"); and

          C. The parties desire to amend the Employment Agreement to correct and clarify certain provisions relating to Employee's ability to terminate his employment for "Good Reason" following a Change in Control of the Company.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements of each party to the other set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Amendment to Section 4.1(f). The parties hereby amend, as of the Effective Date of the Employment Agreement, Section 4.1(f) of the Employment Agreement, such that Section 4.1(f) of the Employment Agreement shall read in its entirety as follows:

                         "(f) For the purposes of this Agreement, "Good Reason"
             shall mean the assignment of Employee to a position within the Company, upon or within twelve (12) months following a Change in Control, which (i) is not equivalent in all material respects with the Employee's position with the Company prior to such Change in Control (taking into account the relative size of the Company prior to such Change in Control and the size of the acquiring entity, and other than actions that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Employee), (ii) requires the Employee to work at a location not within 50 miles of the Company's headquarters immediately prior to the Change in Control (the "Existing Location"), provided that Employee, if requested in writing by the Company, continues working at the Company at the Existing Location under the terms of this Agreement for a period of up to six (6) months following the Change in Control, or (iii) results in any reduction in the Employee's Base Salary. Notwithstanding the foregoing, in the event the Board of Directors reassigns Employee to another senior executive officer position with the Company, such reassignment shall not constitute "Good Reason" under clause (i) of this Section 4.1(f)."

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          2. Defined Terms. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the respective meanings ascribed to them in the Employment Agreement.

          3. Effect on Employment Agreement. Except as specifically amended in the manner and to the extent provided in Section 1 above, the Employment Agreement shall remain unchanged and the Employment Agreement shall continue, as and to the extent amended by this Amendment, in full force and effect.

          4. Conflicts. This Amendment shall be governed by all the terms and conditions of the Employment Agreement. In the event of any conflict between the terms of the Employment Agreement and the terms of this Amendment, the terms of this Amendment will control.

          5. Counterpart Execution. This Amendment may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the day and year set forth above.

                                              "EMPLOYER"

                                              EPOCH BIOSCIENCES, INC.,
                                              a Delaware corporation


                                              By:  /s/ William G. Gerber
                                                   -----------------------------
                                                   William G. Gerber
                                                   Its: Chief Executive Officer

                                              "EMPLOYEE"


                                              /s/ Merl Hoekstra
                                              ---------------------------------
                                              Merl Hoekstra




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